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                                                REGISTRATION NO. 333-33689
                                                FILED PURSUANT TO RULE 424(b)(3)



                         ADVANCED RADIO TELECOM CORP.
                     SUPPLEMENT DATED JANUARY 13, 1998 TO
                       PROSPECTUS DATED AUGUST 19, 1997



     EXECUTIVE OFFICERS

     As of the date hereof, the executive officers of Advanced Radio Telecom Corp. are as follows:

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Name                               Position
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
Henry C. Hirsch                     Chairman, President and Chief Executive Officer

Vernon L. Fotheringham              Vice Chairman

Thomas A. Grina                     Chief Operating Officer, Executive Vice
                                    President and Chief Financial Officer

William J. Maxwell                  Executive Vice President Strategic Planning,
                                    Sales and Marketing

G. Ron Olexa                        Senior Vice President, Chief Technology Officer

James D. Miller                     Senior Vice President, Sales and Marketing

Thomas M. Walker                    Vice President, General Counsel

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